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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to the Registration Statement No. 333-20437 of The Home Depot, Inc. on Form S-4 of our report dated January 17, 1997 (relating to the combined financial statements of Maintenance Warehouse/America Corp. and affiliates, as of and for the year ended December 31, 1995) appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          DELOITTE & TOUCHE LLP

San Diego, California

February 10, 1997